                                                                    EXHIBIT 10.1




             _____________________________________________________





                         PENNCORP FINANCIAL GROUP, INC.


                         8% Convertible Promissory Note
                               Due July 23, 2007





                                 ______________


                            NOTE PURCHASE AGREEMENT

                                 ______________





                              Dated July 24, 1996





             _____________________________________________________

                               TABLE OF CONTENTS
                            (Not Part of Agreement)
                                 ______________


                                                                                                                     Page
                                                                                                                     ----
ARTICLE I             DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II            ISSUE, PURCHASE and SALE OF NOTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III           CONDITIONS OF CLOSING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV            [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE V             [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI            EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VII           REPRESENTATIONS, WARRANTIES AND
                      COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VIII          REPRESENTATIONS, WARRANTIES AND
                      COVENANTS OF THE PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IX            CONVERSION; CONVERSION PRICE;
                      ADJUSTMENTS RELATIVE TO CONVERSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE X             [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XI            [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XII           ADDITIONAL AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE XIII          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


Exhibit A             --       Form of Note
Exhibit B             --       Form of Conversion, Standstill and Registration Rights Agreement

                            NOTE PURCHASE AGREEMENT

                 THIS NOTE PURCHASE AGREEMENT, dated July 24, 1996 (herein as the same may be amended or modified from time to time, called this "Agreement"), by and between PENNCORP FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), and UNITED COMPANIES FINANCIAL CORPORATION, a Louisiana corporation (the "Purchaser").

                             W I T N E S S E T H :

                 WHEREAS, the Company desires to issue an 8% Convertible Promissory Note due July 23, 2007 in a principal amount of $14,999,000 (the "Note") on the terms and subject to the conditions hereinafter set forth; and

                 WHEREAS, the Purchaser desires to purchase the Note on the terms and subject to the conditions hereinafter set forth;

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 For the purposes of this Agreement, the following terms shall have the following respective meanings:

                 "Commission" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

                 "Company Common Stock" shall mean and include the Company's presently authorized common stock, $.01 par value per share, and, when used herein in connection with adjustments relating to conversion and/or modifications relating to registration rights, shall also mean and include any capital stock of any class of the Company hereafter authorized, or both; provided, however, that the shares issuable upon conversion of the Note shall include only shares of capital stock of the Company designated as Company Common Stock on the date hereof.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Event of Default" shall mean any of the events specified in
Article VI, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Exchange Act Documents" shall mean the Company's (i) Annual Report on Form 10-K for the year ended December 31, 1995, as amended by the Company's Annual Report on Form 10-K/A for the year ended December 31, 1995 and
(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended by the Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1996.

                 "GAAP" means United States generally accepted accounting principles and practices as in effect at the time of preparation and delivery of the applicable financial statement or statements.

                 "Insurer" shall mean, collectively, United Companies Life Insurance Company, a Louisiana stock life insurance company and an indirect wholly-owned subsidiary of the Company and United Variable Services, Inc., a Louisiana corporation and an indirect wholly-owned subsidiary of the Company.

                 "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

                 "Material Subsidiary" shall mean any Subsidiary which at the time of determination constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated by the Commission.

                 "Maturity Date" shall mean July 23, 2007.

                 "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chairman of the Board, its President, one of its Executive Vice Presidents or its Secretary or Treasurer or Chief Financial Officer.

                 "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

                 "Purchaser Common Stock" shall mean and include the Purchaser's authorized common stock, $2.00 par value per share.

                 "Restricted Action" shall have the meaning set forth in paragraph 11A hereof.

                 "Restricted Securities" shall mean at any time (a) the Company Common Stock, issuable upon conversion of the Note, and (b) any Company Common Stock issued subsequent to the conversion of the Note as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Company Common Stock issued upon such conversion. Where the context so requires, "holders of Restricted Securities" shall include the Purchaser.

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                 "Share Equivalents" of any Restricted Securities or the Note shall mean the number of shares of Common Stock included among such Restricted Securities or issuable upon conversion of the Note.

                 "Subsidiary" shall mean a corporation or other Person of which the Company owns, directly or indirectly, more than 50% of the shares of stock (or equivalent equity interests) entitled to vote in the election of directors (or equivalent body) (excluding shares so entitled to vote only upon a failure to pay dividends or other contingencies).


                                   ARTICLE II

                        ISSUE, PURCHASE and SALE OF NOTE

                 2A. Authorization of Issue of Note. The Company has authorized the issue of the Note in the principal amount of $14,999,000, to be dated the date of issue, to mature on the Maturity Date, to accrue interest on the unpaid balance thereof from the date of issue at the rate of 8% per annum, with such interest payable only at the earlier of (i) the Maturity Date and
(ii) a Redemption Date, and to be substantially in the form of Exhibit A attached hereto. All interest on the Note shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

                 2B. Purchase and Sale of Note. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, the Purchaser, agrees to purchase from the Company, the Note at a purchase price of $14,999,000. At 10:00 a.m. New York time on July 24, 1996, or at such other time and on such other date as the Purchaser and the Company may agree (the "Closing Date"), the Company will deliver to the Purchaser at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other location as the Purchaser and the Company may agree, the Note, registered in the Purchaser's name, against payment of the purchase price thereof by certified or official bank check or wire transfer (to an account identified by the Company to the Purchaser) payable in same day funds to or upon the order of the Company.


                                  ARTICLE III

                             CONDITIONS OF CLOSING

                 3A. Conditions to Obligations of the Purchaser. The Purchaser's obligation to purchase and pay for the Note on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (i) Representations and Warranties; No Default. The representations and warranties contained in Article VII hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date after giving effect to the transactions described herein no Event of Default or Default; and the Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, to both such effects.

                 (ii) Closing of Certain Transactions. The transactions contemplated by that Amended and Restated Stock Purchase Agreement dated as of January 30, 1996 by and between the Purchaser, as seller, and UC Life Holding Corp., as assigned to Pacific Life and Accident Insurance Company, a Texas stock insurance company ("PLAIC"), as purchaser, and thereafter amended and restated as of July 24, 1996 (the "Stock Purchase Agreement") shall have been consummated.

                 (iii) Proceedings. On or prior to the Closing Date, all corporate and other proceedings taken or to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the

Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                 (iv) Resolutions. The Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board of Directors of the Company evidencing its authorization of the execution and delivery of this Agreement.

                 3B.      Conditions to Obligations of the Company.   The
Company's obligation to issue and deliver the Note on the Closing Date is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                 (i) Representations and Warranties. The representations and warranties contained in Article VIII hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated, and the Purchaser shall have delivered to the Company an Officer's Certificate, dated the Closing Date to such effect.

                 (ii) Closing of Certain Transactions. The transactions contemplated by the Stock Purchase Agreement shall have been consummated.

                 (iii) Proceedings. On or prior to the Closing Date, all corporate and other proceedings taken or to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies as they may reasonably request.

                 (iv) Resolutions. The Company shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement.

                                   ARTICLE IV

                                   [RESERVED]

                                   ARTICLE V

                                   [RESERVED]


                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

                 6. Events of Default and Remedies. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise):

                     (i) the Company shall default in the payment of any principal of or accrued interest on the Note when the same shall become due, either by the terms hereof or otherwise as herein provided; or

                     (ii)    if the Company or any Material Subsidiary shall
         (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (e) corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

                     (iii) if without the application, approval or consent of the Company or any Material Subsidiary, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company or any Material Subsidiary an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or such Material Subsidiary or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company or such

         Material Subsidiary in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed, or pending and unstayed, for any period of 120 consecutive days;

then, upon the happening of any event described in clause (ii) (a-d) or (iii) in this Article VI, the Note shall be and become immediately due and payable without any notice of any kind at the then outstanding principal amount thereof together with accrued but unpaid interest thereon, or, during the continuance of an event referred to in clause (i) of this Article VI the holder of the Note may, at its option and in addition to any right, power or remedy permitted by law or equity or herein granted, by notice in writing to the Company, declare the Note to be, and such Note shall thereupon be and become, forthwith due and payable, together with interest accrued but unpaid thereon.

              The above provision with respect to any acceleration of the Note is subject to the condition that if for any reason after the principal of and other amounts with respect to the Note shall have so become due and payable, the Company shall demonstrate that all defaults under this Agreement, other than nonpayment of the principal of or interest on and other amounts with respect to the Note which have become due by such acceleration, shall have been remedied or waived by the holder of the Note, then and in such instance such default may be waived and its consequences rescinded and annulled by the holder of the Note.


                                  ARTICLE VII

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

              The Company represents, warrants and covenants as follows:

              7A. Organization, Standing and Qualification of Company and Subsidiaries. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and each Subsidiary (other than the Insurer) is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company has and each Subsidiary (other than the Insurer) has the corporate power to own its respective property and to carry on its respective business as now being conducted. Except for directors' qualifying shares and the shares of Professional Insurance Corporation owned by third parties, each of the Subsidiaries is wholly- owned, directly or indirectly, by the Company.

              7B. Authorizations; Validity. The execution and delivery of this Agreement and the performance thereof by the Company, and the issuance and sale of the Note by the Company, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity. The Note, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity and principles of public policy.

              7C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries (other than the Insurer) before any court, arbitrator or administrative or governmental body that materially and adversely affects the Company and its consolidated Subsidiaries taken as a whole or that seeks to set aside, restrain, enjoin or prevent the consummation of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary (other than the Insurer) is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which materially and adversely affects the Company and its consolidated Subsidiaries taken as a whole.

              7D. No Violation. Neither the execution nor delivery of this Agreement nor of the Note by the Company, nor the offering, issuance and sale of the Note by the Company, nor fulfillment of nor compliance with the terms and provisions of this Agreement and of the Note by the Company, nor the issuance by the Company of shares of Common Stock upon conversion of the Note as provided in Article IX hereof, will conflict with, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company or its Subsidiaries (other than the Insurer), or result in the creation or imposition of any Lien by reason of the terms of (i) the certificate of incorporation, by-laws or other charter or organizational document of the Company or its Subsidiaries (other than the Insurer), (ii) any material agreement, indenture, lease or other instrument to with the Company or any of its Subsidiaries (other than the Insurer) is a party or by which any of them may be bound or subject, or (iii) any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries (other than the Insurer), which in the case of (ii) and (iii) above would have a material adverse effect on the Company and its Subsidiaries taken as a whole.

              7E. Governmental Consent. Neither the nature of the Company or of any Subsidiary (other than the Insurer), nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary (other than the Insurer) and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Note is such as to require any consent, approval or authorization of, or any notice to, or filing, registration or qualification with, any court or administrative or governmental body in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Note, fulfillment of, or compliance with, the terms and provisions of this Agreement or of the Note (the absence of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole or the ability of the Company to consummate the transactions contemplated by this Agreement), except for (i) any of such arising solely because of any status of the Purchaser or any agreement or instrument to which the Purchaser is a party, (ii) any of such in connection with applicable state securities or "blue sky" laws and (iii) as may be required in connection with fulfillment of, or compliance with, the provisions of Article IX or XI hereof.

              7F. Reservation of Shares. As of the Closing Date and after giving effect to the transactions contemplated hereby, the Company shall have reserved out of authorized but unissued Company Common Stock 483,839 shares of Company Common Stock to permit the conversion of all of the outstanding principal and interest on the Note.

              7G.     Exchange Act Documents.  The Exchange Act Documents were
filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Exchange Act Documents and the related notes thereto included therein (i) present fairly, in all material respects, the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries on the basis stated therein at the respective dates and for the respective periods to which they apply, and (ii) have been prepared in accordance with GAAP consistently applied throughout the periods involved (except that the financial statements as of and for the quarter ended March 31, 1996 exclude certain notes required by GAAP). Since March 31, 1996, there has been no material adverse change in the financial position or results of operations of the Company and its Subsidiaries taken as a whole. The parties acknowledge and agree that the representations and warranties contained in this Section 7G shall not survive the first anniversary of the Closing Date, and shall expire immediately following the first anniversary of the Closing Date.


                                  ARTICLE VIII

                        REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE PURCHASER

              The Purchaser as to itself represents, warrants and covenants as follows:

              8A.     Investment Purpose.  The Purchaser is acquiring the Note
for its own account for investment and not with a view to any distribution of the Note, but subject, nevertheless, to the disposition of the Note being at all times within its control, and no part of the funds used to purchase the Notes constitute assets of an employee benefit plan within the meaning of
Section 3(3) of ERISA as interpreted by the Department of Labor regulations as in effect on the date hereof.

              8B.     Accredited Investor.  The Purchaser is an "accredited
investor" as such term is defined in Rule 501 pursuant to the Securities Act. The Purchaser has sufficient knowledge and experience to enable it to assess fully the risks of an investment such as a purchase of the Note. The Purchaser has been afforded sufficient opportunity to ask any and all questions and obtain any and all information from and pertaining to the Company and its Subsidiaries (other than the Insurer) required by the Purchaser. The Purchaser understands that the transferability of the Note is severely limited, and that the certificate evidencing the Note shall bear a legend to such effect.

              8C. Organization, Standing and Qualification of the Purchaser. The Purchaser is a corporation duly organized and existing in good standing under the laws of the State of Louisiana and has the corporate power to own its property and to carry on its business as now being conducted.

              8D. Authorizations; Validity. The execution and delivery of this Agreement and the performance thereof by the Purchaser, and the purchase of the Note by the Purchaser, have been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity.


                                   ARTICLE IX

                         CONVERSION; CONVERSION PRICE;
                       ADJUSTMENTS RELATIVE TO CONVERSION

              9A. Conversion Privilege; Conversion Price; Procedures. (a) Subject to the conditions set forth in this Article IX, the Purchaser may, at its option, at any time and from time to time prior to and including the Maturity Date, or, with respect to any principal amount of the Note for which the Company has given notice of prepayment in accordance with Article IV hereof, within 30 days from the date of notice of such prepayment, except as otherwise specifically provided in this Agreement, convert all (but not less than all) of the principal amount thereof and accrued but unpaid interest thereon 483,839 shares of Company Common Stock.

              (b) Subject to the provisions of this Article IX, the Note may be converted in full or in part by the holder thereof by surrender of the Note, with a written statement specifying the amount thereof to be converted, to the Company at its principal office. Upon any partial conversion of the Note, the Company at its expense shall forthwith issue and deliver to the holder thereof a new Note in principal amount equal to the unpaid and unconverted principal amount of such surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Note was received by the Company.

              9B.  No Fractional Shares; No Adjustments for Dividends.   No
fractional shares shall be issued upon conversion of the Note and no payment or adjustment shall be made upon conversion of the Note for cash dividends with respect to Company Common Stock issued thereupon; provided, however, that such shares issued upon conversion shall be entitled to receive dividends and distributions declared subsequent to the date of conversion.

              9C. Delivery of Stock Certificates and Cash in Lieu of Fractional Shares. As promptly as practicable, but in any event not later than 20 business days, after the conversion of the Note, in full or in part, the Company, at its expense, shall issue and deliver to the holder of such Note, or as such holder (upon payment of any applicable transfer taxes by such holder) may, subject to the provisions of Article XI, direct, a certificate or certificates for the number of full shares of Company Common Stock deliverable upon such conversion, bearing, if required by the terms hereof, the restrictive legend set forth in paragraph 11B hereof, plus, in lieu of any fractional shares or other fractional pieces to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the Sales Price of one full share of Company Common Stock as of the close of business on the date of such conversion.

              9D. Shares to Be Reserved. On or prior to the Closing Date, the Company shall have reserved out of authorized but unissued Company Common Stock or Company Common Stock held in treasury 483,839 shares of Company Common Stock.


                                   ARTICLE X

                                   [RESERVED]


                                   ARTICLE XI

                                   [RESERVED]


                                  ARTICLE XII

                              ADDITIONAL AGREEMENT

              12A. Conversion, Standstill and Registration Rights Agreement. On the Closing Date, the Company and the Purchaser shall enter into a Conversion, Standstill and Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.

                                  ARTICLE XIII

                                 MISCELLANEOUS

              13A. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the Purchaser.

              13B. Notices to Subsequent Holder. If the Note shall have been transferred to another holder pursuant to paragraph 11A and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchaser by any provision hereof shall also be delivered to any such holder.

              13C. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

              13D. Notices. All notices and other communications provided for or given or made hereunder shall be in writing and shall be given or made (and shall be deemed to have been given or made upon receipt) by delivery in person, by courier service, by telecopy (confirmed by telephone within 24 hours following receipt thereof), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or to such other address with respect to either party as such party shall notify the other in writing):

     (i) if to the Purchaser

                      United Companies Financial Corporation
                      P.O. Box 1591 (70821)
                      4041 Essen Lane
                      Baton Rouge, Louisiana 70809
                      Telephone:  (504) 924-6007
                      Telecopy:   (504) 924-4324
                      Attention:  Dale E. Redman

                      with a copy to:

                      Kantrow, Spaht, Weaver & Blitzer
                      (A Professional Law Corporation)
                      Suite 300, City Plaza
                      445 North Boulevard

                      P.O. Box 2997
                      Baton Rouge, Louisiana  70821-2997
                      Telephone:  (504) 383-4703
                      Telecopy:   (504) 343-0637
                      Attention:  Lee C. Kantrow, Esq.

     (ii) if to the Company

                      PennCorp Financial Group, Inc.
                      745 Fifth Avenue
                      New York, New York 10105
                      Telephone:  (212) 832-0700
                      Telecopy:   (212) 758-5442
                      Attention:  David J. Stone

                      with a copy to

                      Dewey Ballantine
                      1301 Avenue of the Americas
                      New York, New York  10019
                      Telephone:  (212) 259-8000
                      Telecopy:   (212) 259-6333
                      Attention:  Jonathan L. Freedman
                                            and
                                  William W. Rosenblatt


              13E. Accounting Terms. Unless otherwise set forth herein, all accounting terms and provisions in this Agreement shall be construed to be as determined in accordance with GAAP.

              13F. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without giving effect to the conflicts of laws principles of such state.

              13G. Headings; Table of Contents. The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

              13H. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

              13I. Non Business Days. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a business day, such payment may be made or act performed or right exercised on the next succeeding business day, with the same force and effect as if done on the nominal date provided in this Agreement, except that interest shall accrue and be payable for the period after such nominal date.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                        PENNCORP FINANCIAL GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Scott Silverman
                                           Title: Senior Vice President,
                                                  General Counsel and
                                                  Secretary



                                        UNITED COMPANIES FINANCIAL CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:  Laura T. Martin
                                           Title: Senior Vice President
                                                  and Treasurer





SIGNATURE PAGES FOR NOTE PURCHASE AGREEMENT

                                   EXHIBIT A



              The securities represented by this instrument have not been registered under the Securities Act of 1933, as amended, or any applicable state securities or "blue sky" laws and neither the securities nor any interest therein may be sold, transferred, pledged or otherwise disposed of in the absence of such registration or an exemption under such Act and the rules and regulations thereunder or any applicable state securities or "blue sky" laws.


                         PENNCORP FINANCIAL GROUP, INC.

                         8% Convertible Promissory Note
                               Due July 23, 2007


No. 1
$14,999,000                                                        July 24, 1996


              FOR VALUE RECEIVED, the undersigned, PennCorp Financial Group, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to United Companies Financial Corporation (the "Purchaser") or registered assigns, the principal sum of $14,999,000 Dollars on July 23, 2007, with interest accruing (but not being paid) at the rate of 8% (computed on the basis of the number of days actually elapsed and a 360-day year) on the unpaid balance thereof from the date of issuance hereof until final maturity at July 23, 2007 or earlier redemption pursuant to the terms hereof. Upon such final maturity or earlier redemption, all accrued but unpaid interest to the date of maturity or redemption, as applicable, shall be paid. This Note is subject to mandatory and optional prepayment at the times, in the amounts and subject to the conditions set forth in the Agreement (as hereinafter defined).

              Payments of both principal and interest are to be made by certified or official bank check made payable in New York Clearing House (next day) funds to the order of United Companies Financial Corporation (the "Purchaser") or in such other manner or to such other place in the United States of America as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

              This Note is originally issued pursuant to a Note Purchase Agreement (the "Agreement") dated July 24, 1996, between the Company and the Purchaser, and is entitled to the benefit of the Agreement, and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement. As provided in the Agreement, (i) this Note is subject to prepayment, in whole or in part, as specified in such Agreement, (ii) subject to and upon compliance with the provisions of the Agreement, at the option of the holder hereof, this Note may at any time after the date hereof to and including July 23, 2007, be converted into 483,839 fully paid and nonassessable shares of Common Stock of the Company and (iii) this Note and shares of Common Stock issued upon the conversion hereof may be transferred only upon fulfillment by the Company and the holder hereof of conditions specified in the Agreement.

              As provided and subject to the restrictions on transfer set forth in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

              This Note shall be governed by and enforced in accordance with the laws of the State of New York.

                                       PENNCORP FINANCIAL GROUP, INC.


                                       By:
                                          --------------------------------------
                                       Name:  Scott Silverman
                                       Title: Senior Vice President,
                                              General Counsel and
                                              Secretary

                                   EXHIBIT B

            CONVERSION, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT

              THIS AGREEMENT dated as of July 24, 1996 between United Companies Financial Corporation, a Louisiana corporation ("UCFC") and PennCorp Financial Group, Inc., a Delaware corporation ("PennCorp").

                             Preliminary Statement

              UCFC and PennCorp (as assignee of UC Life Holding Corp.) are parties to that certain Amended and Restated Stock Purchase Agreement dated as of January 30, 1996 (as amended or restated from time to time, the "Agreement"). Pursuant to the Agreement, PennCorp is today issuing to UCFC a convertible promissory note in the principal amount of $14,999,000 (the "Note").

              NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, UCFC and PennCorp hereby agree as follows:

              XIV     UCFC shall, immediately upon receipt of the Note, and
pursuant to the procedures set forth therein, convert the Note into 483,839 shares of common stock, par value $0.01 per share, of PennCorp (the "Common Stock"), and PennCorp shall deliver or cause to be delivered one or more certificates for such 483,839 shares of Common Stock (the "Shares"), registered in the name of UCFC, and in such denominations as UCFC shall have provided in writing to PennCorp.

              XV      The certificates evidencing the Shares shall bear a
legend substantially identical to the following:

              "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. IN ADDITION, TRANSFER OF THIS SECURITY IS RESTRICTED AS SET FORTH IN THAT CERTAIN CONVERSION, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT DATED JULY 24,

              1996 BETWEEN PENNCORP FINANCIAL GROUP, INC. AND UNITED COMPANIES FINANCIAL CORPORATION, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF PENNCORP FINANCIAL GROUP, INC."

Upon a sale of any of the Shares under the Shelf Registration Statement (as defined below) as permitted by this Agreement, PennCorp agrees to instruct its stock transfer agent to issue certificate(s) evidencing the number of Shares being sold without the foregoing legend.

Except for sales of the Shares pursuant to the Shelf Registration Statement, the Shares shall not be transferable unless and until PennCorp has received such opinions of counsel as to compliance with all applicable federal and state securities laws, and other certificate and documentation, as it may reasonably request.

              XVI     PennCorp represents and warrants to UCFC that the Shares,
upon issuance upon conversion of the Note as contemplated by Paragraph 1 above, will be (a) duly authorized, validly issued, fully paid and nonassessable and
(b) free and clear of all liens, claims and encumbrances other than those created by any action or inaction of UCFC. PennCorp shall use commercially reasonable efforts to cause the Shares to be listed on the New York Stock Exchange, subject to notice of issuance, as promptly as practicable, but in no event later than the end of the Lock-Up Period (as hereinafter defined). PennCorp further represents and warrants to UCFC that as of July 23, 1996 it had issued and outstanding 28,099,745 shares of Common Stock.


              XVII    PennCorp and UCFC each represent and warrant to the other
that (a) it has the corporate power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly and validly authorized by all necessary action, corporate or otherwise, (c) this Agreement has been duly executed and delivered by it, and (d) this Agreement constitutes the valid and legally binding obligation of it, enforceable against it in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceedings therefor may be brought.

              XVIII   UCFC agrees that it will not sell, offer to sell,
contract to sell or otherwise transfer or dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for the Shares), or grant any options or warrants to purchase the Shares, pursuant to which the sale or transaction will occur during the period of 180 days after the date of original issuance of the Shares (the "Lock-Up Period") without the prior written consent of PennCorp.

              XIX     For so long as UCFC shall own at least 1% of PennCorp's
outstanding Common Stock, or, if shorter, until the first anniversary of the date hereof, UCFC will not, and will cause each of its subsidiaries not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (the "Securities Exchange Act"), directly or indirectly, without the approval of the Board of Directors of PennCorp:

              19A.    acquire, offer to acquire, or agree to acquire, by
purchase, gift or otherwise, any Voting Securities (as hereinafter defined) except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction; provided, however, that nothing in this clause (a) shall prevent UCFC from acquiring any Voting Securities (i) solely for the purposes of hedging the Shares, (ii) solely for the purpose of covering short positions or (iii) so long as after any such acquisition, UCFC owns less than or equal to 2% of the outstanding Common Stock;

              19B.    make, or in any way participate in, any solicitation of
proxies to vote, solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities or become a participant in an election contest (as such terms are defined or used in Rule 14a-11 under the Securities Exchange Act) with respect to the Company;

              19C.    form, join or encourage the formation of, any person
(within the meaning of Section 13(d)(3) of the Securities Exchange Act) with respect to any Voting Securities;

              19D.    deposit any Voting Securities into a voting trust or
subject any Voting Securities to any arrangement or agreement with respect to the voting thereof;

              19E.    initiate, propose or otherwise solicit stockholders for
the approval of one or more stockholder proposals with respect to PennCorp as described in Rule 14a-8 under the Securities Exchange Act, or induce or attempt to induce any other person to initiate any stockholder proposal;

              19F.    vote any Voting Securities in favor of the election to
the Board of Directors of PennCorp of, or otherwise seek to elect to the Board of Directors of PennCorp, any person not recommended by the Board of Directors of PennCorp;

              19G.    call or seek to have called any meeting of the
stockholders of PennCorp;

              19H.    act to seek to control, disrupt or influence the
management, policies or affairs of PennCorp;

              19I.    sell or otherwise transfer in any manner any Voting
Securities to any person (within the meaning of Section 13(d)(3) of the Securities Exchange Act) who has filed prior thereto a disclosure with the Commission under the Securities Exchange Act stating that such person owns more than ten percent (10%) of any class of Voting Securities or who, to UCFC's actual knowledge, owns more than ten percent (10%) of any class of Voting Securities; or who, without the approval of the Board of Directors of PennCorp, has publicly proposed a business combination or similar transaction with, or a change of control of, PennCorp or who has publicly proposed a tender offer for Voting Securities or who has discussed the possibility of proposing a business combination or similar transaction with, or a change in control of, PennCorp with UCFC or any of its affiliates;

              19J.    solicit, seek to effect, negotiate with or provide any
information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of PennCorp or any director or officer of PennCorp or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving PennCorp, including, without limitation, a merger, exchange offer or liquidation of PennCorp's assets, or any restructuring, recapitalization or similar transaction with respect to PennCorp; or

              19K.    instigate or encourage any third party to do any of the
foregoing.

              XX      For purposes of Paragraph 6 above, "Voting Securities"
shall mean any securities of PennCorp entitled to vote or take action by written consent, or securities convertible into or exchangeable or exercisable for such securities.

              XXI21A. PennCorp shall cause to be filed with the Securities and Exchange Commission (the "Commission") on or prior to 120 days after the date hereof, a shelf registration statement pursuant to Rule 415 under the Securities Act (as may then be amended) (the "Shelf Registration Statement") on Form S-1 or Form S-3, as determined by PennCorp, to cover resales of Transfer Restricted Securities (as hereinafter defined). UCFC shall have provided the information required pursuant to Section 8(b) hereof. PennCorp shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days after the Closing Date. PennCorp shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective for a period ending two years from the effective date thereof or such shorter period that will terminate when each of the Transfer Restricted Securities covered by the Shelf Registration Statement shall cease to be a Transfer Restricted Security.

              If there shall occur any event that would cause the Shelf Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) to be not effective and usable for resale of Transfer Restricted Securities during the period that such Shelf Registration Statement is required to be effective and usable, PennCorp shall as promptly as practicable file an amendment to the Shelf Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), use its reasonable best efforts to cause such amendment to be declared effective and such Shelf Registration Statement to become usable as soon as practicable thereafter, and the foregoing two year period during which such Shelf Registration Statement is to be kept effective shall be extended by a period equal to the period it was not effective.

              Notwithstanding anything to the contrary in this Section 8, PennCorp may prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement at any time if (A)(i) it is in possession of material non-public information, (ii) the Board of Directors of PennCorp determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information and (iii) the Board of Directors of PennCorp determines in good faith that disclosure of such material non-public information would not be in the best interests of PennCorp and its shareholders or (B) PennCorp has made a public announcement relating to an acquisition or business combination transaction including PennCorp and/or one or more of its subsidiaries (i) that is material to PennCorp and its subsidiaries taken as a whole and (ii) the Board of Directors of PennCorp determines in good faith that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of PennCorp and its shareholders or (C) (i) disclosure is required in the Shelf Registration Statement of financial information of any person or entity other than PennCorp or its subsidiaries and affiliates pursuant to
Article 3 or Article 11 of Regulation S-X under the Securities Act and (ii) any of such required financial information (including related audit reports and consents of independent accountants) is not available to PennCorp after use of commercially reasonable efforts to obtain such financial information) (the period during which any such prohibition of offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement is in effect pursuant to clause (A) or (B) of this subparagraph (a) is referred to herein as a "Suspension Period"). A Suspension Period shall commence on and include the date on which PennCorp provides written notice to UCFC that offers and sales of Transfer Restricted Securities cannot be made thereunder in accordance with this Section 8 and shall end on the date on which UCFC is advised in writing by PennCorp that offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement and use of the prospectus constituting a part of the Shelf Registration Statement may be resumed; provided, however, that the aggregate number of days in all Suspension Periods during any calendar year shall not exceed 90.

              21B.    UCFC may not include any of its Transfer Restricted
Securities in any Shelf Registration Statement pursuant to this Agreement unless UCFC furnishes to PennCorp in writing, within 10 business days after receipt of a request therefor, such public information concerning UCFC as PennCorp may reasonably request for use in connection with any Shelf Registration Statement or prospectus or preliminary prospectus included therein.

              21C.    All expenses incident to PennCorp's performance of or
compliance with its obligations to register and list the Shares, and maintain the effectiveness thereof, as set forth in this Agreement will be borne by UCFC (and, if applicable, reimbursed to PennCorp promptly following receipt by UCFC of appropriate documentation); provided, however, that UCFC's obligation to pay expenses pursuant to this Section 8(c) shall not exceed 50% of the first $50,000 of expenses, with all other expenses being borne by PennCorp. Such expenses shall include, without limitation, (i) all registration and filing fees (including those of the Commission and the National Association of Securities Dealers, Inc.)), (ii) fees and expenses of compliance with all applicable state securities or "blue sky" laws, (iii) printing and engraving expenses, (iv) fees and disbursements of counsel and independent accountants for PennCorp, (v) listing fees on any applicable stock exchange or trading system, and (vi) rating agency fees.

              21D.    For purposes of this Section 8, "Transfer Restricted
Securities" shall mean each Share, until each such Share (A) has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement covering it, (B) is distributed to the public pursuant to Rule 144, (C) is sold or is available to be sold pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or otherwise or (D) is sold pursuant to Rule 904 of Regulation S under the Securities Act.

              XXII If, after the end of the Lock-Up Period and on or prior to the first anniversary of the date hereof (the "Payment Period"), UCFC desires to sell any or all of the Shares in one or more transactions, then in each case UCFC shall promptly so notify PennCorp, and request PennCorp's assistance in such sale, and PennCorp shall provide such assistance. As consideration for such assistance, UCFC shall pay to PennCorp, with respect to each such sale consummated during the Payment Period, promptly following the consummation of any such sale, $600,000 (or, if less than all of the Shares are sold, then a percentage of $600,000 calculated by multiplying $600,000 by a fraction, the numerator of which is the number of Shares so sold, and the denominator of which is 483,839, appropriately adjusted for stock splits, stock dividends, and other similar transactions) (such $600,000, or any portion thereof, the "Specified Fee"); provided, however, that no portion of the Specified Fee shall be paid unless the net amount received by UCFC in any such sale (net of brokerage commissions, fees and expenses contemplated by Section 8(c) hereof) and other direct selling expenses, and net of the Specified Fee) is greater than $31.00 per Share.

              XXIII23A. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier or air courier guaranteeing overnight delivery:

              If to UCFC:

              United Companies Financial Corporation
              P.O. Box 1591 (70821)
              4041 Essen Lane
              Baton Rouge, Louisiana 70809
              Telephone:  (504) 924-6007 (ext. 2282)
              Telecopy:   (504) 924-4324
              Attention:  Dale E. Redman

              If to PennCorp:

              c/o PennCorp Financial, Inc.
              3 Bethesda Metro Center
              Suite 1600
              Bethesda, Maryland  20814
              Telephone: (301) 656-1777
              Telecopy:  (301) 657-4770
              Attention: General Counsel

              XXIV    This Agreement shall be governed by, and construed in
accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        UNITED COMPANIES FINANCIAL CORPORATION


                                        By:
                                           -------------------------------------
                                          Name: Dale E. Redman
                                          Title:Executive Vice President
                                                and Chief Financial
                                                Officer


                                        PENNCORP FINANCIAL GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name: Scott Silverman
                                           Title:Senior Vice President,
                                                 General Counsel and
                                                 Secretary